Exhibit 99.1

Abacus Life Announces Proposed Public Offering of Common Stock
June 13, 2024
ORLANDO, Fla., June 13, 2024 (GLOBE NEWSWIRE) -- Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering alternative asset manager specializing in longevity and actuarial technology, today announced that it has commenced an underwritten public offering of 10,000,000 shares of its common stock. In connection with the offering, Abacus intends to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock at the public offering price. All of the shares in the public offering are to be sold by Abacus.
Abacus intends to use net proceeds for its operations, including the purchase of life settlement policies, to support its overall business strategy, for working capital purposes and for general corporate purposes, which may include repayment and refinancing of its indebtedness.
The offering is subject to general market conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the size or terms of the offering.
Piper Sandler & Co., TD Securities (USA) LLC, B. Riley Securities, Inc. and KKR Capital Markets LLC are acting as joint book-running managers and representatives of the underwriters of the proposed offering.
A registration statement on Form S-1 relating to the proposed offering has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. A copy of the preliminary prospectus relating to the offering, when filed, may be obtained on the SEC’s website located at https://www.sec.gov. When available, copies of the preliminary prospectus related to the offering may also be obtained from: Piper Sandler & Co. by mail at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020 or by email at prospectus@psc.com; TD Securities (USA) LLC by mail at 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; B. Riley Securities, Inc. by mail at 1300 17th Street North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com; or KKR Capital Markets LLC by mail at 30 Hudson Yards, 75th Floor, New York, NY 10001, Attention: Prospectus Delivery. The final terms of the offering will be disclosed in a final prospectus to be filed with the SEC.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buys, or any sales of securities will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended.
About Abacus Life, Inc.
Abacus is a leading vertically integrated alternative asset manager and market maker, specializing in longevity and actuarial technology. The Company is democratizing the life insurance space through three groundbreaking new channels: ABL Tech, ABL Wealth, and ABL Longevity Funds. Since 2004, Abacus has purchased life insurance policies from consumers seeking liquidity and has actively managed those policies over time (via trading, holding, and/or servicing). With over $5 billion in face value of policies purchased, Abacus has helped thousands of clients maximize the value of life insurance. Abacus is the only public life settlement company, trading on the Nasdaq Exchange under the ticker symbol ABL.
Forward Looking Statements
This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed offering, including the expected closing of the offering. These forward-looking statements generally are identified by the words “believe,” “predict,” “project,” “propose,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “potential,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negatives of these terms or variations of them. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are inherently subject to risks and uncertainties. These forward‐looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond Abacus’ control, are difficult or impossible to predict and may differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that demand for Abacus’ life settlement and related offerings do not grow as expected, (ii) the ability of Abacus to retain existing customers and attract new customers, (iii) the potential inability of Abacus to manage growth effectively, (iv) the potential risks associated with Abacus’ revenue being concentrated in a limited number of customers, some of which are related parties, (v) the potential inability of Abacus to grow its market share of the life settlement industry or to achieve efficiencies regarding its operating model or other costs, (vi) negative trends in the life settlement industry impacting the value of life settlements, including increases to the premium costs of life insurance policies, increased longevity of insureds, and errors in the methodology and assumptions of life expectancy reports, (vii) legal challenges by insurers relating to the validity of the origination or assignment of certain life settlements, (viii) the enforceability of Abacus’ intellectual property rights, including its trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (ix) Abacus’ dependence on senior management and other key employees, and (x) the risk of downturns and a changing regulatory landscape in the industry in which Abacus operates. The foregoing list of factors is not exhaustive.
Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties which will be more fully described in the documents filed by Abacus from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers of this communication are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus gives no assurance that it will achieve expectations.
Contacts:
Jeff Smith
Director of Marketing
1-800-561-4148 | jeff@abacuslife.com
Abacus Life Investor Relations
investors@abacuslife.com
Abacus Life Public Relations
press@abacuslife.com